UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 14, 2022

UR-ENERGY INC.
(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
Littleton, Colorado	80127
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On December 14, 2022, Ur-Energy Inc. (the “Company”) issued a press release announcing that it has secured an additional multi-year uranium sales agreement.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On December 19, 2022, the Company issued a press release providing an update on additional sales commitments it has entered and the related decision to ramp-up operations at the Company’s Lost Creek Uranium ISR Facility.

A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release of Ur-Energy Inc., dated December 14, 2022, announcing the Company has secured an additional multi-year uranium sales agreement.
99.2

Press release of Ur-Energy Inc., dated December 19, 2022, providing an update on additional sales commitments it has entered and the related decision to ramp-up operations at the Company’s Lost Creek Uranium ISR Facility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 20, 2022

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud

Name: Penne A. Goplerud
Title: Corporate Secretary and General Counsel

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Ur-Energy Inc., dated December 14, 2022, announcing the Company has secured an additional multi-year uranium sales agreement.
99.2

Press release of Ur-Energy Inc., dated December 19, 2022, providing an update on additional sales commitments it has entered and the related decision to ramp-up operations at the Company’s Lost Creek Uranium ISR Facility.

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